Deed of Novation and Amendment __________________ Teekay Shipping Limited Teekay Services Limited Teekay Tankers Ltd.

1 Deed of Novation and Amendment (“Deed”) DATE 1 November 2021 PARTIES TEEKAY TANKERS LTD. a company incorporated under the laws of the Republic of the Marshall Islands, with an office at 4th Floor Belvedere Building, 69 Pitts Bay Road, Hamilton, Bermuda HM08 (the “Company”); TEEKAY SHIPPING LIMITED a company incorporated under the laws of Bermuda, with an office at 4th Floor Belvedere Building, 69 Pitts Bay Road, Hamilton, Bermuda HM08 (“Old Manager”) and TEEKAY SERVICES LIMITED a company incorporated under the laws of Bermuda, with an office at 4th Floor Belvedere Building, 69 Pitts Bay Road, Hamilton, Bermuda HM08 (“ New Manager”); (each a “Party” and together the “Parties”) BACKGROUND A Teekay Tankers Ltd. and Teekay Tankers Management Services Ltd., which was merged into Teekay Shipping Limited, are parties to a Management Agreement dated 18 December 2007 in respect of the Company fleet of vessels a copy of which together with applicable appendices, amendments and addendums are attached in Appendix 1 of this Deed (the “Contract”). B The Parties have agreed for Old Manager to novate all of its rights, liabilities and obligations under the Contract to New Manager, and for New Manager to assume Old Manager’s rights, liabilities and obligations, under the Contract on the terms of this Deed. NOW THEREFORE, the Parties agree for themselves, their successors and assigns, as follows: AGREED TERMS 1. INTERPRETATION 1.1 Definitions In this Deed: Business Day means a day other than a Saturday, a Sunday or a day which is a public holiday in Singapore, Canada, the United Kingdom and Norway. Claim means, in relation to any person, a claim, action, proceeding, demand, lawsuit, arbitration, order, judgment, award, damage, loss, cost, expense or liability incurred by, or made by, or recovered by or against, the person, howsoever arising and whether past, present, unascertained, immediate, future or contingent. Effective Date means 0001 on 1 November 2021

2 1.2 Construction Unless expressed to the contrary in this Deed: (a) words that are defined in the singular include the plural and vice versa; (b) any gender includes the other genders; (c) if a word or phrase is defined its other grammatical forms have corresponding meanings; (d) “includes” or “including” means includes without limitation; (e) words that are defined in the Contract shall have the same meaning in this Deed unless otherwise defined herein; (f) a reference to: (i) a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority; (ii) a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation; (iii) any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced; (iv) an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation; (v) a right includes a benefit, remedy, discretion or power; (vi) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions; (vii) this Deed includes all schedules, appendices and annexures to it; (viii) a clause, schedule, appendix or annexure is a reference to a clause, schedule, appendix or annexure, as the case may be, of this Deed; and (ix) where time is to be calculated by reference to a day or event, that day or the day of that event is excluded. 1.3 Headings Headings do not affect the interpretation of this Deed. 2. NOVATION OF THE CONTRACTS 2.1 Novation The Parties agree that Old Manager shall hereby novate the Contracts to New Manager on and from the Effective Date with the effect that as of such date: (a) New Manager hereby accepts the aforesaid novation from Old Manager and hereby agrees to be substituted in place of Old Manager in the Contract. New Manager is hereby vested with all the rights, liabilities and obligations of Old Manager, under the Contract, as if they had been named in the Contracts from the outset;

3 (b) Old Manager shall be (and is hereby) released from all of their obligations and liabilities to the Manager under the Contracts; and (c) the Company shall perform and discharge all its liabilities and obligations that accrue and/or arise on or after the Effective Date in connection with the Contracts to and in favour of New Manager instead of Old Manager. 2.2 Acknowledgment The Parties acknowledge and agree that the Contract continues in full force and effect on and from the Effective Date in accordance with their respective terms, as novated by this Deed. This Deed constitutes the entire agreement of the Parties in relation to its subject matter and all prior correspondence, documents, agreements or understandings relating to the subject matter hereof are excluded save for (i) the written terms of the Contract in Appendix 1 of this Deed and (ii) this Deed. 2.3 Consent and waiver Company consents to the novation of the Contracts to substitute New Manager for Old Manager on and from the Effective Date notwithstanding any provision to the contrary contained in the Contract. 3. AMENDMENTS TO THE CONTRACTS With effect on and from the Effective Date, the relevant provisions in Contract shall be amended as set out in Schedule 1. 3.1 Variation to Contracts Old Manager and Company warrant that no variation will be made to the Contract between the date of this Deed and the Effective Date without New Manager’s written consent (which consent shall not be unreasonably withheld. 4. WARRANTIES AND REPRESENTATIONS 4.1 Warranties Each Party represents and warrants that, at the time of execution, and at the Effective Date: (a) it has capacity to unconditionally execute, deliver and comply with its obligations under this Deed; (b) it has taken all necessary action to authorise the unconditional execution and delivery of, and the compliance with, its obligations under this Deed; (c) this Deed is its valid and legally binding obligation and is enforceable against it by each other Party in accordance with its terms; and (d) its unconditional execution and delivery of, and compliance with its obligations under, this Deed do not contravene: (i) any law or directive from a government entity; (ii) its constituent documents; (iii) any agreement or instrument to which it is a party; or

4 (iv) any obligation it has to any other person. 5. GENERAL 5.1 Amendment This Deed may only be varied or replaced by an agreement in writing executed by the Parties. 5.2 Costs (a) Except as expressly stated otherwise in this Deed, each Party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this Deed. (b) All stamp duty (including fines, penalties and interest) which may be payable on or in connection with this Deed and any instrument executed under this Deed shall be borne by New Manager. 5.3 Counterparts This Deed may consist of a number of counterparts and, if so, the counterparts taken together constitute one document. 5.4 Further steps Each Party must promptly do whatever any other Party reasonably requires of it to give effect to this Deed and the transactions contemplated by this Deed and to perform its obligations under it. 5.5 Governing law and Jurisdiction This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) will be governed by, construed in accordance with and subject to the dispute resolution clause in the Contracts. 5.6 Notices Any notice, demand, consent or other communication (a “Notice”) given or made under this Deed: (a) must be in writing and signed by a person duly authorised by the sender; (b) must be delivered to the intended recipient in accordance with Schedule 1 if to New Manager or Manager, or if to Old Manager to: (i) to Old Manager: Attention: Secretary Postal address: 4th Floor Belvedere Building, 69 Pitts Bay Road, Hamilton, Bermuda HM08 Email address: BermudaCorpSec@teekay.com (c) will be taken to be duly given or made: (i) in the case of delivery in person, when delivered;

5 (ii) in the case of delivery by post, 2 Business Days after the date of posting (if posted to an address in the same country) or 7 Business Days after the date of posting (if posted to an address in another country); (iii) in the case of email, on receipt by the sender of a report from the despatching email software showing the email was transmitted without error; and but if the result is that a Notice would be taken to be given or made on a day which is not a Business Day in the place to which the Notice is sent or is later than 16:00:00 (local time in that place) it will be taken to have been duly given or made at the commencement of business on the next Business Day in that place; and (d) must, if delivered by email, be attached to a standalone email which is clearly marked as attaching a Notice under this Deed. (End of Articles)

6 Schedule 1 – Amendments to the Contracts It is hereby agreed and recorded that as of the Effective date: 1. The notice address for details of the Managers stated in clause 12.5 of the Contract shall be changed to the following: TEEKAY SERVICES LIMITED 4TH FLOOR BELVEDERE BUILDING, 69 PITTS BAY ROAD, HAMILTON, BERMUDA HM08 Attn: Corporate Secretary Email: BermudaCorpSec@teekay.com TEEKAY TANKERS LTD 4TH FLOOR BELVEDERE BUILDING, 69 PITTS BAY ROAD, HAMILTON, BERMUDA HM08 Attn: Corporate Secretary Email: BermudaCorpSec@teekay.com :

7 Appendix 1 - Contract

8

9 Executed as a deed on the date first written above. EXECUTED and DELIVERED as a DEED by TEEKAY SHIPPING LIMITED by: Signature of President N. Angelique Burgess Witnessed by Stacy Grant Name of President (print) Name of witness (print) EXECUTED and DELIVERED as a DEED by TEEKAY SERVICES LIMITED by: Signature of Secretary Stacy Grant Witnessed by Name of director (print) Name of witness N. Angelique Burgess EXECUTED and DELIVERED as a DEED by TEEKAY TANKERS LTD. by: Signature of Officer Witnessed by Name of Director (print) Name of witness (print) N. Angelique Burgess, Assistant Secretary Stacy Grant

Amendment to Management Agreement -1- FOURTH AMENDMENT TO MANAGEMENT AGREEMENT This FOURTH AMENDMENT TO MANAGEMENT AGREEMENT (this “Amendment”) dated as of March 31, 2019, is entered into between TEEKAY TANKERS LTD., a corporation formed under the laws of the Republic of The Marshall Islands (the “Company”), and TEEKAY SHIPPING LTD., a company formed under the laws of the Bermuda (the “Manager”) as successor by merger to TEEKAY TANKERS MANAGEMENT SERVICES LTD. RECITALS A. The Company and the Manager, as successor by merger to Teekay Tankers Management Services Ltd. are parties to the Management Agreement dated as of December 18, 2007, as amended and supplemented by the First Amendment to Management Agreement dated as of May 7, 2009 and the Second Amendment to Management Agreement dated as of September 21, 2010, the Third Amendment to Management Agreement dated as of January 1, 2011 and the Addendum to Management Agreement dated as of March 23, 2016 (as amended or supplemented, the “Agreement”), pursuant to which the Company engaged the Manager to provide, directly or indirectly, certain commercial, technical, administrative and strategic services with respect to the Company's vessels and its business. B. The Company and the Manager desire to further amend the Agreement as set forth herein. C. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Agreement. AGREEMENT NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Amendment to Agreement The Company and the Manager hereby modify and amend the Agreement, with effect given to such modifications and amendments as of March 31, 2019 by deleting Section 8.2 in its entirety and by replacing it with the following:

Amendment to Management Agreement -2- “8.2 Invoicing The Manager shall, in good faith, determine the expenses related to the Management Services that are allocable to the Company Group in any reasonable manner determined by the Manager as follows: (a) Administrative and Strategic Services With respect to the Administrative and Strategic Services, the Manager shall provide to the Company on or before the first day of each quarter of the Company’s fiscal year, an invoice for the all estimated Costs and Expenses to be incurred in a given quarter (plus a reasonable profit mark-up), which shall be payable by the Company in three equal installments on the 15th day (or next business day) of each month of the quarter. The Manager shall maintain the records of all Costs and Expenses incurred, including any invoices, receipts and supplementary materials as are necessary or proper for the settlement of accounts between the Parties. Within 30 days of the end of the quarter, the Manager will provide the Company with a statement of actual Costs and Expenses incurred in connection with providing Administrative Services and Strategic Services during the quarter (plus a reasonable profit mark-up), and the parties will promptly settle any adjustment required to true- up the quarter-end statement with the amount of installments paid to that date, unless such amounts are being disputed in accordance with this Agreement. (b) Commercial Services and Technical Services With respect to the Commercial Services and Technical Services, the Manager shall provide to the Company on a quarterly basis an invoice for the Commercial Management Services Fee and fee for Technical Services, and the Company shall pay such invoices within thirty (30) days of receipt, unless the invoice is being disputed in accordance with this Agreement.” 2. Effect on Agreement Except as specifically amended and modified by this Amendment, the terms and provisions of the Agreement remain unchanged and in full force and effect. All references in the Agreement or otherwise to the Agreement shall hereinafter refer to the Agreement as amended and modified by this Amendment. 3. Miscellaneous (a) This Amendment is governed exclusively by, and is to be enforced, construed and interpreted exclusively in accordance with, English law, which is deemed to be the proper law of the Amendment.

Amendment to Management Agreement -3- (b) The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment. (c) This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on the parties hereto. [Remainder of this Page Left Blank]

Second Addendum to Management Agreement -1- SECOND ADDENDUM TO MANAGEMENT AGREEMENT This SECOND ADDENDUM TO MANAGEMENT AGREEMENT (this "Addendum") is dated effective as of January 1, 2020 and entered into between TEEKAY TANKERS LTD., a corporation formed under the laws of the Republic of The Marshall Islands (the "Company"), and TEEKAY SHIPPING LIMITED, a company formed under the laws of Bermuda (the "Manager"), as successor by merger to TEEKAY TANKERS MANAGEMENT SERVICES LTD. RECITALS A. The Company and the Manager, as successor by merger to Teekay Tankers Management Services Ltd., are parties to the Management Agreement dated as of December 18, 2007, as amended and supplemented by the “First Amendment to Management Agreement” dated as of May 7, 2009, the “Second Amendment to Management Agreement” dated as of September 21, 2010, the “Third Amendment to Management Agreement” dated as of January 1, 2011, the “Addendum to Management Agreement” dated as of March 23, 2016, the “Fourth Amendment to Management Agreement” dated as of August 18, 2016 and the “Fourth Amendment to Management Agreement” dated as of March 31, 2019 (as amended or supplemented, the "Agreement"), pursuant to which the Company engaged the Manager to provide, directly or indirectly, certain commercial, technical, administrative and strategic services with respect to the Company's vessels and its business. B. The Parties wish to confirm the customary and agreed practice by the Manager to not charge any additional profit mark-up to the Company under the terms of the Agreement with respect to services performed by any sub-contractors engaged by the Manager, and the Parties now wish to formally reflect this practice in the Agreement as supplemented hereby. C. The Company and the Manager desire to add an addendum to the Agreement as hereinafter set forth. D. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Agreement. AGREEMENT NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Second Addendum to Management Agreement -2- 1. Addendum to Agreement The Company and the Manager hereby add the following Addendum to the Agreement, with effect as and from the date first written above: “Notwithstanding anything to the contrary contained in the Agreement or any other agreement existing between the Parties, in accordance with the transfer pricing rules promulgated by The Organisation for Economic Co-Operation and Development (“OECD”), the Manager shall not charge any profit mark-up to the extent the Costs and Expenses incurred by the Manager were paid to sub-contractors for services provided by the sub-contractors hereunder. The Company will reimburse the Manager for the Costs and Expenses it may reasonably incur in connection with the services provided by any such sub- contractors.” 2. Effect on Agreement Except as specifically supplemented and/or modified by this Addendum, the terms and provisions of the Agreement remain unchanged and in full force and effect. All references in the Agreement or otherwise to the Agreement shall hereinafter refer to the Agreement as supplemented and/or modified by this Addendum. In the event there is a conflict between the terms and conditions of the Agreement and this Addendum, this Addendum will control. 3. Miscellaneous (a) This Addendum is governed exclusively by, and is to be enforced, construed and interpreted exclusively in accordance with, English law, which is deemed to be the proper law of the Addendum. (b) The descriptive headings contained in this Addendum are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Addendum. (c) This Addendum may be executed in counterparts, all of which together shall constitute one agreement binding on the parties hereto. [Remainder of this Page Left Blank]

Second Addendum to Management Agreement -4- IN WITNESS WHEREOF, this Second Addendum to Management Agreement has been duly executed by the parties hereto as of the 25th day of May, 2021, but to be effective as of the date first written above. TEEKAY TANKERS LTD. By: Name: N. Angelique Burgess Title: Assistant Secretary TEEKAY SHIPPING LIMITED By: Name: N. Angelique Burgess Title: President